UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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TEGNA INC.

(Exact name of registrant as specified in its charter)

STANDARD GENERAL L.P.
STANDARD GENERAL MASTER FUND L.P.
SOOHYUNG KIM
COLLEEN B. BROWN
ELLEN MCCLAIN HAIME
DEBORAH MCDERMOTT
STEPHEN USHER
DAVID GLAZEK
AMIT THAKRAR
DANIEL MALMAN

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Standard General L.P., together with the other participants named herein, on March 30, 2020, filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of director nominees at the 2020 annual meeting of shareholders of TEGNA Inc., a Delaware corporation (the “Company”).

On April 17, 2020, Standard General issued the following press release:

LEADING INDEPENDENT PROXY ADVISOR ISS RECOMMENDS SHAREHOLDERS VOTE ON THE STANDARD GENERAL WHITE PROXY CARD FOR BOARD CHANGE AT TEGNA

NEW YORK, April 17, 2020 – Standard General L.P., the largest equity holder of TEGNA Inc. ("TEGNA" or the "Company") (NYSE: TGNA) today commented on the important news that Institutional Shareholder Services (ISS), a leading independent proxy voting advisory firm, has recommended that TEGNA shareholders vote on the Standard General WHITE proxy card.

ISS concluded:

“The key change that appears necessary is confirming the board's openness to negotiating with potential bidders. As such, votes are warranted on the WHITE card.”

Soo Kim, Founding Partner of Standard General L.P., commented, “We are pleased that ISS supports change on the TEGNA Board. This recommendation reinforces our clear message that the status quo is no longer acceptable for the Company’s shareholders and that fresh perspectives are needed. TEGNA has significantly underperformed its potential while owning the best local affiliate broadcasting assets in the country. We firmly believe change is required on the Board and in TEGNA’s business operations, strategy, capital allocation, and governance to ensure the Company performs for shareholders. Replacing four of TEGNA’s 12 current directors with our exceptionally well-qualified, diverse and independent nominees will promote needed changes and benefit all shareholders. We encourage shareholders who care about the future of their investment to vote on the Standard General WHITE proxy card today ‘FOR’ Standard General’s nominees.”

In its 39-page, detailed report, ISS noted the sustained underperformance at TEGNA and the need for change on TEGNA’s Board. In reaching its conclusion, ISS performed a detailed analysis of Standard General’s and TEGNA management’s positions, and carefully considered, among other things, the Company’s total shareholder return, operating and financial performance versus those of peers and relevant market indices. ISS noted:

•	“The discount that the market applies to its value of TEGNA’s EBITDA suggests that investors do not trust the guidance communicated by TEGNA in the same way that the guidance from TEGNA’s peers is respected.”

•	“The most glaring absence from the board is shareholder representation. As of March 20, all directors and executive officers as a group owned 1,324,341 shares, or approximately 0.61 percent of outstanding shares.”

•	“The dissident campaign suggests that the presence of a major shareholder representative on the board could provide shareholders with added assurance that the company is sincere in its efforts to reengage with bidders.”

•	“TEGNA's presentation of the facts in its communication with shareholders raises concerns."

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•	“The company's TSR presentation appears to use a cherry-picked time period, attributes the share price gains from M&A rumors to operational outperformance, and includes a non-broadcasting peer (Meredith) with substantially lower EBITDA margins.”

•	“The fact that three shareholders have publicly called for the company to explore a potential sale over the past eight months might indicate that the board has not done enough to convince investors that a standalone option is an attractive investment opportunity.”

•	“The board and management's lack of stock ownership undermines its position … as it stands in sharp contrast to the fact that the dissident is the company's largest shareholder.”

Your vote is extremely important. To learn more about Standard General’s compelling case for change, and review the proxy materials and letters to shareholders, please visit our website at www.TomorrowsTEGNA.com.

YOUR VOTE IS IMPORTANT TO TRANSFORM TEGNA

VOTE “FOR” CHANGE ON THE WHITE PROXY CARD TODAY

We encourage shareholders to submit their proxies by Internet or via telephone if possible, given current circumstances surrounding COVID-19. If you prefer to mail your proxy, simply sign, date, and return it in the envelope provided.

If you have any questions, or need assistance

voting your WHITE proxy card,

1212 Avenue of the Americas, 24th Floor

New York, NY 10036

Telephone for Banks, Brokers, and International Shareholders: +1

212-297-0720 Shareholders may call toll-free (from the U.S. and Canada): +1

855-208-8902

Email: info@okapipartners.com

About Standard General

Standard General was founded in 2007 and primarily manages capital for public and private pension funds, endowments, foundations, and high net-worth individuals. Standard General’s extensive experience in local television broadcasting includes investments in: Media General, a former publicly-traded broadcasting company now part of Nexstar Media Group; Standard Media Group, an innovative and diverse media company committed to high-quality local news; and MediaCo Holding, a holding company that invests in local broadcast media and radio stations.

Media General was a publicly-traded broadcaster which, like TEGNA, had a long tradition in print media, and had divested those assets to pursue a pure-play broadcasting strategy. As a substantial shareholder with a single Standard General principal on the Board, we worked constructively with the management team and directors to help guide Media General through a merger with publicly-traded LIN Media LLC that more than doubled its station portfolio.

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Following that merger, we helped oversee substantial increases in cash flow through a series of operational improvement initiatives and strategic acquisitions before ultimately selling the combined company to Nexstar Media Group in transaction valued at approx. $5 billion. The sale price represented a multiple of 11.2X EBITDA and an implied return of 179% during our 3.6 years of ownership.

Media Contact
media@standgen.com

Forward-looking Statements

All statements contained in this communication that are not clearly historical in nature or that necessarily depend on future events are "forward-looking statements," which are not guarantees of future performance or results, and the words "anticipate," "believe," "expect," "potential," "could," "opportunity," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. The projected results and statements contained in this communication that are not historical facts are based on current expectations, speak only as of the date of this communication and involve risks that may cause the actual results to be materially different. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation as to future results. Standard General L.P. disclaims any obligation to update the information herein except as may be required by law and reserves the right to change any of its opinions expressed herein at any time as it deems appropriate. Standard General L.P. has not sought or obtained consent from any third party to use any statements or information indicated herein as having been obtained or derived from statements made or published by third parties.

Important Information

Standard General L.P., together with the other participants in Standard General's proxy solicitation, has filed a definitive proxy statement and accompanying WHITE proxy card with the Securities and Exchange Commission ("SEC") to be used to solicit proxies in connection with the 2020 annual meeting of shareholders (the "Annual Meeting") of TEGNA Inc. (the "Company"). Shareholders are advised to read the proxy statement and any other documents related to the solicitation of shareholders of the Company in connection with the Annual Meeting because they contain important information, including information relating to the participants in Standard General's proxy solicitation. These materials and other materials filed by Standard General with the SEC in connection with the solicitation of proxies are available at no charge on the SEC's website at http://www.sec.gov. The definitive proxy statement and other relevant documents filed by Standard General with the SEC are also available, without charge, by directing a request to Standard General's proxy solicitor, Okapi Partners LLC, at its toll-free number 1-855-208-8902 or via email at info@okapipartners.com.

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